Exhibit 10.1

THIRTY SIXTH AMENDMENT

TO

SECURED SENIOR LENDING AGREEMENT

BY AND BETWEEN

PIONEER FINANCIAL SERVICES, INC.,

PIONEER SERVICES SALES FINANCE, INC., PIONEER FUNDING, INC.,

PSLF, INC. AND SUBSIDIARIES

(COLLECTIVELY, THE “BORROWERS”)

AND

UMB BANK, N.A., ARVEST BANK, COMMERCE BANK, FIRST BANK,

TEXAS CAPITAL BANK, N.A., BMO HARRIS BANK N.A., FIRST CITIZENS BANK, BANCFIRST, CITIZENS BANK & TRUST,

ENTERPRISE BANK AND TRUST, STIFEL BANK & TRUST,

SUNFLOWER BANK, N.A., BANK OF BLUE VALLEY,

ONB BANK AND TRUST COMPANY,

WILLIAM D. SULLIVAN FAMILY INVESTMENT GROUP, LLC,

THE PRIVATEBANK AND TRUST COMPANY AND BANK MIDWEST

(COLLECTIVELY, THE “VOTING BANKS”)

AND

PARKSIDE FINANCIAL BANK & TRUST, CROSSFIRST BANK,

PAGE COUNTY STATE BANK, CROSSFIRST BANK LEAWOOD,

PEOPLES COMMUNITY STATE BANK,

FIRST STATE BANK & TRUST CO. OF LARNED,

UNITED BANK OF KANSAS, MACON ATLANTA STATE BANK,

PEOPLES COMMUNITY BANK, BLUE RIDGE BANK AND TRUST CO.,

FIRST COMMUNITY BANK, GUARANTY BANK, ALTERRA BANK,

FIRST FEDERAL SAVINGS BANK OF CRESTON FSB, HAWTHORN BANK,
LYON COUNTY STATE BANK, AND CARROLLTON BANK
(COLLECTIVELY, THE “NON-VOTING BANKS”)

AND

UMB BANK, N.A. (“AGENT”)

DATED AS OF June 21, 2013

Amendment #36

THIRTY SIXTH AMENDMENT TO SECURED SENIOR LENDING AGREEMENT

This Thirty Sixth Amendment to Secured Senior Lending Agreement (the “Amendment”) is made and is effective as of this 21st day of June, 2013 (the “Effective Date”) by and between the following parties:

1.              Pioneer Financial Services, Inc., a Missouri corporation (hereinafter referred to as (“Pioneer”), Pioneer Services Sales Finance, Inc., a Nevada corporation (“Sales Finance”), Pioneer Funding, Inc., a Nevada corporation (“Funding”), and PSLF, Inc., a Missouri corporation (“PSLF”).  All of Pioneer, Sales Finance, Funding, and PSLF, each being referred to individually as a “Borrower” and collectively as the “Borrowers”) ;

2.              UMB Bank, N.A., a national banking association (“UMB”), Arvest Bank, an Oklahoma banking corporation (“Arvest”), Commerce Bank, a national banking association (“Commerce”), First Bank, a Missouri banking corporation (“FBM”), Texas Capital Bank, N.A., a national banking association (“Texas”), BMO Harris Bank N.A. (“BMO Harris”), First Citizens Bank, a Kentucky banking corporation (“First Citizens”) BancFirst, an Oklahoma banking corporation (“BF”), Citizens Bank and Trust, a Missouri corporation (“Citizens”), Enterprise Bank and Trust, a Missouri Charter Trust Company (“Enterprise”), and Stifel Bank & Trust, a Missouri banking corporation (“Stifel”), Sunflower Bank, N.A., a national banking association (“Sunflower”), Bank of Blue Valley, a Kansas banking corporation (“Blue Valley”), ONB Bank and Trust Company, an Oklahoma corporation (“ONB”), William D. Sullivan Family Investment Group, LLC, a Nevada limited liability company (“Sullivan Investment”), The PrivateBank and Trust Company, an Illinois banking corporation (“Private”) and Bank MidWest, a division of NBH Bank, N.A. (“MidWest”) (all of UMB, Arvest, Commerce, FBM, Texas, BMO Harris, First Citizens, BF, Citizens, Enterprise, Stifel, Sunflower, Blue Valley,

ONB, Private and MidWest each being hereinafter referred to individually as a “Voting Bank” and collectively as the “Voting Banks”);

3.              Parkside Financial Bank & Trust, a Missouri corporation (“Parkside”), CrossFirst Bank, a national banking association (“CrossFirst”), Page County State Bank, a Missouri banking corporation (“Page”), CrossFirst Bank Leawood, a Kansas banking corporation (“CrossFirst-Leawood”), Peoples Community State Bank, a Missouri banking corporation (“Peoples State”), First State Bank & Trust Co. of Larned, a Kansas banking corporation (“First State-Larned”), United Bank of Kansas, a Kansas banking corporation (“United”), Macon Atlanta State Bank, a Missouri banking corporation (“Macon”), Peoples Community Bank, a Missouri banking corporation (“Peoples Community”), Blue Ridge Bank and Trust Co., a Missouri banking corporation (“Blue Ridge”), First Community Bank, a Missouri banking corporation (“First Community”), Guaranty Bank, a Missouri banking corporation (“Guaranty”), Alterra Bank, a Kansas banking corporation (“Alterra”), First Federal Savings Bank of Creston FSB, an Iowa corporation (“Creston”), Hawthorn Bank, a Missouri banking corporation (“Hawthorn”), Lyon County State Bank, a Kansas banking corporation (“Lyon”), and Carrollton Bank, an Illinois corporation (“Carrollton”) (all of Parkside, CrossFirst, Page, CrossFirst-Leawood, Peoples-State, First State-Larned, United, Macon, Peoples Community, Blue Ridge, First Community, Guaranty, Alterra, Creston, Hawthorn, Lyon, and Carrollton, each being hereinafter referred to individually as a “Non-Voting Bank” and collectively as the “Non-Voting Banks”); and

4.              UMB is also hereinafter also sometimes referred to as “Agent” when it acts in its capacity as Agent for the Banks.

WHEREAS, Pioneer, Agent and certain of the Voting Banks entered into a Secured Senior Lending Agreement among themselves originally dated as of June 12, 2009 which has subsequently been amended by various amendments numbered 1 through 35 which modified certain of the terms and added additional Voting Banks and Non-Voting Banks (collectively “Banks”) (such Secured Senior Lending Agreement as previously amended is hereinafter referred to as the “Agreement”); and

WHEREAS, Pioneer, the other Borrowers, Agent and each of the Banks desire to further amend the Agreement by this Amendment so as to (i) permit the declaration and payment of a one-time unrestricted dividend from the Borrowers to MCFC, (ii) permit the reimbursement of actual costs associated with shared services provided by MCFC, (iii) amend and modify certain Definitions used in the Lending Agreement and related Loan Documents, (iv) make changes to the interest rates charged in certain Notes executed after the Effective Date of this Amendment, (v) make changes to the fees charged in the Master Services Agreement and (vi) make changes in the forms of the Secured Amortizing Note, the Secured Revolving Grid Note, the Master Services Agreement and the Lending Agreement to effect the changes described above; and

WHEREAS, this Agreement may be amended in the manner described in this Amendment upon the approval of the Voting Banks; and

WHEREAS, Pioneer, the other Borrowers, Agent and the Banks desire that extensions of credit made after the Effective Date hereof by any of the Banks to the Borrowers be subject to the terms and conditions of this Agreement as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1
CHANGES TO CERTAIN DEFINITIONS

All terms defined in the Agreement shall have the same meanings when used in this Amendment as given to such terms in the Agreement except the following words, terms or names shall have the meanings set forth in this section:

1.                                      New Definitions Added.  The following new definitions shall be added in Section 1 entitled Definitions in alphabetical order.

“Private” means The PrivateBank and Trust Company, an Illinois Banking corporation.

“MidWest” means Bank MidWest, a division of NBH Bank, N.A.

2.                                      The Definitions for “Change of Control” and “Voting Banks” contained in Section 1 entitled “Definitions” are hereby deleted in their entirety and replaced with the following:

“Change of Control” shall mean any date after which any of the following is true:  (i) Neither Thomas H. Holcom, Jr. nor Joseph Freeman serve (for reason other than their deaths or disabilities) as Chief Executive Officer, President, Chairman of the Board, or some other similar senior executive position that constitutes the highest ranking officer position of Pioneer or any successor thereto, (ii) MCFC does not own, directly or indirectly, all of the issued and outstanding capital stock of Pioneer, or (iii) Pioneer does not own, directly or indirectly, all of the outstanding equity interests of the Subsidiaries.”

“Voting Banks” means and includes UMB, Arvest, Commerce, FBM, Texas, BMO Harris, First Citizens, BF, Citizens, Enterprise, Stifel, Sunflower, Blue Valley, ONB, Sullivan Investment, Private and MidWest and any other banks or other lenders which are not banks but which have been approved by the Voting Banks to become “Voting Banks” under the terms of this Agreement.”

SECTION 2
ADDITIONS, CONSENTS, WAIVERS, AND APPROVALS

(1)                                 Section 2.3 of the Lending Agreement entitled “Note Pricing” is hereby deleted in its entirety and replaced with the following:

“2.3.                      Note Pricing.  All Revolving Grid Notes shall bear interest per annum at the prime rate of interest as reported from time to time under “Money Rates” in the Wall Street Journal, adjusted daily; provided, however, notwithstanding the foregoing, the minimum interest rate per annum shall at all times be not less than four percent (4%), and, provided, further, that the Borrowers shall have the right from time to time to increase such rate of interest in response to changing market conditions so long as the rate of interest on all existing Senior Debt which is payable to any Bank and which is evidenced by a Revolving Grid Note is also increased to such new rate.

All Amortizing Notes or NV Notes shall bear interest per annum at a rate, calculated by reference to data obtained from Bloomberg (or in the event Bloomberg is unavailable for any reason, an equivalent data service recommended by the Borrowers which is acceptable to the Required Banks), equal to the ninety (90) day moving average rate of Treasury Notes with maturities specified at the time of the extension of credit plus 270 basis points; provided, however, notwithstanding the foregoing, the minimum interest rate per annum shall at all times be not less than five and a quarter percent (5.25%), and, provided, further, that the Borrowers shall have the right from time to time to increase the number of basis points in response to changing market conditions so long as no increase in the number of basis points is made within thirty (30) days following an extension of credit pursuant hereto by any Bank which is evidenced by an Amortizing Note or NV Notes bearing an interest rate calculated using a lower number of basis points.

Each Single Pay Term Note shall bear interest per annum at such rate as may be agreed upon between the Borrowers and the Bank extending credit to be evidenced by such Single Pay Term Note.”

(2)                                 Section 7.13 of the Lending Agreement entitled “Transactions with Affiliates” is hereby deleted in its entirety and replaced with the following:

“7.13                  Transactions with Affiliates.  The Borrowers will not enter into or be a party to any material transaction or arrangement with any affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any affiliate), except in the ordinary course of business and pursuant to the reasonable requirements of any such affiliate’s business and upon fair and reasonable terms no less favorable to such Borrower or such affiliate than would be obtained in a comparable arm’s-length transaction with a Person not an affiliate, provided however, that the payment of dividends and fees and the reimbursement of any expenses allowed by other provisions of the Lending Agreement or approved by separate consents, approvals or waivers contained in Amendments to the Lending Agreement which have been approved by the Required Banks shall not be deemed to be in violation hereof.”

(3)                                 Section 7.4 of the Lending Agreement entitled “Redemptions / Guaranties / Advances / Issuances of Stock / Dividends” is hereby deleted in its entirety and replaced with the following:

“7.4                         Redemptions/Guarantees/Advances/Issuance of Stock/Dividends.  The Borrowers will not (i) without the prior written consent of the Required Banks, make any distribution of assets to MCFC except (a) payments of dividends declared in the ordinary course of business which do not create the occurrence of an Event of Default hereunder and are in compliance with the following limitations as of the date of payment of any such dividends: (x) no dividends, cash or non-cash, may be paid if the Senior Debt/Net Receivable Ratio is eighty percent (80%) or more; (y) if the Senior Debt/Net Receivable Ratio is less than seventy-seven and one-half percent (77.5%) cash dividends, subject to the fifty percent (50%) limitation set forth in Section 6.15(ii) hereof may be paid; and (z) if the Senior Debt/Net Receivable Ratio is seventy-seven and one-half percent (77.5%) or more but less than eighty percent (80%), dividends may only be paid, subject to the fifty percent (50%) limitation set forth in Section 6.15(ii) hereof, and which are, immediately upon payment thereof, loaned to Pioneer as Subordinated Debt; and (b) payments of interest on Subordinated Debt payable to MCFC prior to the declaration of an Event of Default by the Agent nor will they purchase, redeem, retire or otherwise acquire any shares of their equity interests or issue any shares of their equity interests, or (ii) authorize or make any other distribution to any stockholder, equity owner, subsidiary, affiliate or Person of any of the assets or business of the Borrowers; or (iii) directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any of the equity interests of the Borrowers or any subsidiary of any Borrower (whether such interests are now or hereafter issued, outstanding or created; or (iv) enter into any management agreement with any other Borrower or affiliate, or (v) make or guarantee any loan or advance to any Person except to another Borrower in an amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate except for reasonable compensation for services performed or expenses incurred in the ordinary course of the Borrowers’ business, provided however, that (a) the Borrowers may guaranty, loan, act as a surety or otherwise take steps or incur obligations necessary to assist another Borrower in obtaining a Lending License Bond permitted under this Agreement; (b) the Fifty Thousand Dollars ($50,000) aggregate limit shall not apply to Lending License Bonds permitted hereunder; and (c) the payment of dividends and fees and the reimbursement of any expenses allowed by other provisions of the Lending Agreement or approved by separate consents, approvals or waivers contained in Amendments to the Lending Agreement which have been approved by the Required Banks shall not be deemed to be in violation hereof.”

(4)                                 Section 7.5 of the Lending Agreement entitled “Service Charges” is hereby deleted in its entirety and replaced with the following:

“7.5                         Service Charges.  The Borrowers will not make any payment to MCFC in any fiscal year for services performed or reasonable expenses incurred in an aggregate amount greater than Seven Hundred Fifty Thousand Dollars ($750,000); provided, however such amount may be increased on each anniversary of this Agreement by a percentage amount equal to the percentage increase in the

Consumer Price Index published by United States Bureau of Labor for the calendar year then most recently ended.

Subject to the restrictions and dollar limitations contained in this Agreement, the Borrowers shall reimburse MCFC as required by the MCFC Expense Sharing Agreement as amended from time to time in an amount equal to the actual cost associated for shared services, time spent by officers and employees who are providing such services to the Borrower.  A copy of the current Expense Sharing Agreement is attached as Schedule B hereto and shall become Exhibit Z to this Agreement.  These direct allocated amounts include shared services for Human Resources, Information Technology, Corporate Finance, Corporate Tax, Corporate Accounting, Risk Management and other appropriately related expenses, provided, however, that the aggregate annual reimbursement (excluding the $750,000 annual base fee as adjusted), shall not exceed $820,000 for the period of April 1, 2013 to September 30, 2013.  To the extent reimbursements are made based upon estimates or other allocation methodologies that would lend themselves to update for improved accuracy based on information after the allocation is made there will be a periodic adjustment to actual amounts at least annually, provided, however, that such total annual reimbursements for future years may not exceed the $1,640,000 base reimbursement for the current fiscal year, plus seven percent (7%) per annum thereafter.”

(5)                                 The Agent and the Required Banks do hereby approve and consent to and do waive any right to declare an Event of Default as a result of the Borrower’s payment of the following fees, dividends and amounts of interest as described below:

(a)                                 Notwithstanding the provisions contained in Section 7.4 or any other provision of the Lending Agreement or the other Transaction Documents, the Borrowers shall be permitted to declare and pay a one-time, cash dividend to MCFC on or before Jun 30, 2013 in the maximum amount of $20,000,000.00.

Notwithstanding the provision contained in Section 7.4 or any other provision of the Lending Agreement or the other Transaction Documents, MCFC shall be permitted to receive and retain the specific dividend described in section (a) above and shall not be obligated to lend such dividend back to the Borrowers as normally is required by Section 7.4 or the other Transaction Documents.  The Borrowers shall be permitted to charge and receive the fees and reimbursements as provided by the terms of the Third Amended and Restated Non-Recourse Loan Sale and Master Services Agreement attached hereto as Schedule A (the “New Master Services Agreement”).  The form of the New Master Services Agreement shall be deemed approved by the Agent and the Required Banks by their execution of this Amendment and such form of New Master Services Agreement shall supersede and replace Exhibit V to the Lending Agreement.

(6)                                 As to all future Revolving Grid Notes and Amortizing Notes executed after the Effective Date of This Amendment, the new interest rates floors (as provided in Section 2.3 entitled “Note Pricing”) to be charged after the Effective Date shall be at the levels provided in the amended Section 2.3 contained in Section 2, Subsection 1 of this Amendment.

(7)                                 The new form of the Secured Amortizing Note, a copy of which is attached hereto as Schedule C, shall be deemed approved by the Agent and the Required Banks by their execution of this Amendment and such form of Secured Amortizing Note shall supercede and replace Exhibit A to the Lending Agreement.

(8)                                 The new form of the Secured Revolving Grid Note, a copy of which is attached hereto as Schedule D, shall be deemed approved by the Agent and the Required Banks by their execution of this Amendment and such form of Secured Revolving Grid Note shall supercede and replace Exhibit I to the Lending Agreement.

SECTION 3
REAFFIRMATION OF REMAINDER OF AGREEMENT

All provisions of the Agreement except for those sections specifically modified or added as described herein remain unchanged and the entire Agreement, as amended, remains in full force and effect.  The proposed transaction described herein does not and is not intended in any way to diminish or adversely affect the collateral position of the Agent and the Banks.  Pioneer and the other Borrowers hereby confirm that all Notes, documents evidencing or confirming the grant of liens and security interests and all other related documents executed pursuant to the Agreement, as amended by this Amendment, remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PIONEER FINANCIAL SERVICES, INC.		PIONEER FUNDING, INC.

By:		By:
Name:	Laura V. Stack	Name:	Laura V. Stack
Title:	Treasurer	Title:	Secretary and Treasurer

PSLF, INC.		PIONEER SERVICES SALES FINANCE, INC.

By:		By:
Name:	Laura V. Stack	Name:	Laura V. Stack
Title:	Treasurer	Title:	Secretary and Treasurer

FIRST BANK		ARVEST BANK

By:		By:
Name:	Stephan Sainz	Name:	Cindy Nunley
Title:	Executive Vice-President	Title:	Senior Vice-President

BANCFIRST		FIRST CITIZENS BANK

By:		By:
Name:	Mark C. Demos	Name:	Scott T. Conway
Title:	Senior Vice-President	Title:	Chief Executive Officer

UMB BANK, N.A., as a Bank and as Agent		BMO HARRIS BANK N.A.

By:		By:
Name:	Douglas F. Page	Name:	Matt Mayer
Title:	Executive Vice-President	Title:	Vice President

CITIZENS BANK & TRUST		COMMERCE BANK

By:		By:
Name:	Kelley Wilcox	Name:	Aaron Siders
Title:	Senior Vice President, Commercial Banking	Title:	Vice-President

TEXAS CAPITAL BANK, N.A.		ENTERPRISE BANK AND TRUST

By:		By:
Name:	Reed Allton	Name:	Linda Hanson
Title:	Executive Vice President	Title:	Regional President, Kansas City

BANK OF BLUE VALLEY		STIFEL BANK & TRUST

By:		By:
Name:	Kevin Klamm	Name:	John Haffenreffer
Title:	Commercial Loan Officer	Title:	President

WILLIAM D. SULLIVAN FAMILY INVESTMENT GROUP, LLC		ONB BANK AND TRUST COMPANY

By:		By:
Name:	William D. Sullivan	Name:	Matt Adams
Title:	Manager	Title:	Senior Vice President, Commercial Loan Officer

SUNFLOWER BANK, N.A.		THE PRIVATEBANK AND TRUST COMPANY

By:		By:
Name:	Glynn Sheridan	Name:	David B. Vande Ven
Title:	President	Title:	Managing Director

BANK MIDWEST, A DIVISION OF NBH BANK, N.A.

By:
Name:	Kevin E. Kramer
Title:	Executive Vice President

SCHEDULE A

EXHIBIT V

MASTER SERVICES AGREEMENT

MIDCOUNTRY BANK, PIONEER MILITARY LENDING DIVISION

THIRD AMENDED AND RESTATED

NON-RECOURSE LOAN SALE AND MASTER SERVICES AGREEMENT

This Third Amended and Restated Loan Sale and Master Services Agreement (the “Agreement”) is made between MidCountry Bank, through its Pioneer Military Lending Division (“MidCountry Bank”), Pioneer Funding, Inc. (“Funding”) and the other affiliated entities which are signatories hereto (Funding and such other entities being collectively referred to as “Pioneer”) and UMB Bank, N.A. (“Agent”) is made effective as of June 21, 2013 (the “Effective Date”).

1.                                      Overview

Agent is a party to that certain Secured Senior Lending Agreement dated as of June 12, 2009, as amended (the “Lending Agreement”), between Pioneer, Agent, and certain other lenders pursuant to which Agent and the other lenders have agreed to provide financing to Pioneer to finance acquisition of consumer loans made to military personnel.  This Agreement is an Exhibit to the Lending Agreement and is executed in connection therewith and it states the terms and conditions by which MidCountry Bank, WITHOUT RECOURSE to MidCountry Bank, will sell such consumer loans, to Funding and provide various services to Pioneer, including consumer loan servicing and retail installment contract servicing (collectively, the “Services”).  This Agreement is intended to cover any and all Services requested by Pioneer and provided by MidCountry Bank during the term of this Agreement.  Defined terms used herein, but not otherwise defined herein shall have the meanings given to them in the Lending Agreement.

2.                                      Term of Agreement; Termination

(a)                                 The term of this Agreement will begin on the Effective Date and, unless terminated as provided herein, will expire five years later; provided, however, on each anniversary of the Effective Date, the term hereof shall be extended automatically for an additional one-year period.

(b)                                 Any party may terminate this Agreement upon not less than one hundred eighty (180) days advance written notice to the other parties.  Any termination of this Agreement will not affect the obligation to pay for Services actually provided during the remainder of the term.

(c)                                  MidCountry Bank may also terminate this Agreement or suspend service upon thirty (30) days notice to Pioneer and to Agent, or its successor as Agent under the Lending Agreement in the event of (i) a payment default by Pioneer, or (ii) Pioneer’s breach or failure to materially comply with any other obligation of Pioneer under this Agreement and such breach or failure is not cured within thirty (30) days after receipt of written notice of the same.

(d)                                 Pioneer may also terminate this Agreement if MidCountry Bank breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of same to the other parties hereto.

(e)                                  Notwithstanding anything stated in this Agreement to the contrary, the Agent may also terminate this Agreement at any time upon written notice thereof to MidCountry Bank and Pioneer, (i) in the event MidCountry Bank or MCFC is closed for any reason or is made the subject of a bankruptcy, conservatorship, receivership or similar proceeding or control of which is otherwise taken over by any government regulatory authority, (ii) military consumer loans will no longer be purchased by Pioneer from MidCountry Bank or (iii) ownership of MidCountry Bank is transferred to an owner which is not reasonably acceptable to the Agent and the Required Banks.

3.                                      Sale of Loans

MidCountry Bank will, WITHOUT RECOURSE to MidCountry Bank, originate for sale, to Funding military consumer loans (the “Loans”) made by MidCountry Bank in the ordinary course of business as previously conducted by Pioneer, and in accordance with (i) MidCountry Bank’s lending policy, and (ii) the continuing lending guidelines of Pioneer, as both may be amended from time to time.  Funding will have the exclusive right to purchase, WITHOUT RECOURSE to MidCountry Bank, all of such Loans offered for sale by MidCountry Bank, and payment for such Loans shall be settled on a daily basis or on such other periodic basis as the parties may from time to time determine.  All Loan sales will be upon fair and reasonable terms no less favorable to Pioneer than would be obtained in a comparable arm’s-length transaction with a third party that is not an affiliate of MidCountry Bank.  MidCountry Bank may also originate for its own account loans which are not deemed to be military consumer loans made in the ordinary course of business as previously conducted by Pioneer.

4.                                      Delivery of Services

During the term of this Agreement, MidCountry Bank shall provide to Pioneer or Agent all of the Services, as more fully described in Exhibit A attached hereto and made a part hereof.  Pioneer agrees to accept and pay for the Services and for any additional Services which may be requested by Pioneer or Agent and provided pursuant to amendments to this Agreement.

5.                                      Fees and Payment

Pioneer will pay all fees due pursuant to Exhibit A as provided therein.  Other Services may be billed on a monthly or other periodic basis.  Any payment not received by MidCountry Bank within five (5) business days of its due date will accrue interest at a rate of one and one-half percent (1.5%) per month, or the highest rate allowed by applicable law, whichever is lower.  Pioneer will be responsible for and will pay all taxes and similar fees now in force or enacted in the future imposed on the delivery of Services.

6.                                      Duties of MidCountry Bank

MidCountry Bank will provide all of the Services in accordance with all applicable laws and regulations and such standards of service as generally prevail in the financial services industry.  MidCountry Bank shall indemnify Pioneer and Agent and hold Pioneer and Agent harmless from and against any and all liability, damages, and costs, including reasonable attorney fees, resulting from MidCountry Bank’s failure to comply with the provisions of this Agreement.

7.                                      Other Benefits to Certain Parties

In further consideration of the mutual benefits to MidCountry Bank and Pioneer under this Agreement:

(a)                                 Pioneer hereby grants MidCountry Bank for the period ending upon termination of this Agreement, unless otherwise extended as provided herein, (i) the non-exclusive rights to use the intellectual properties, including trade names and service marks, of Pioneer, and (ii) the right to use the Daybreak system or such other system or systems as may be in use by MidCountry Bank from time to time and all hardware and software associated with it.  Notwithstanding the foregoing, Pioneer shall retain all ownership rights.

(b)                                 During the term hereof, Pioneer hereby grants to MidCountry Bank the right to market additional products and services to Pioneer’s borrowers.  Pioneer shall retain all other borrower relationship rights.

8.                                      Rights of Agent under Lending Agreement Upon Termination

Following the occurrence of an Event of Default under the Lending Agreement which is not cured within the applicable cure period, if any, following notice as provided in the Lending Agreement, should any Senior Debt then be outstanding, MidCountry Bank agrees for itself and its successors and assigns, that upon the written request of the Agent, MidCountry Bank, will to the extent not in violation of applicable law or regulations, perform the following services:

(a)                                 perform loan maintenance and collection services, on all Customer Notes securing Senior Debt for the Agent for a service charge equal to one hundred ten percent (110%) of MidCountry Bank’s actual cost of providing such services as the Agent may request, for the period commencing upon the date requested by the Agent and ending on the earlier of (i) when all of the Customer Notes owned by Pioneer have been collected; (ii) collection efforts for such Customer Notes have been terminated at the direction of the Required Banks or (iii) the Agent, at the direction of the Required Banks, gives a written notice of termination to MidCountry Bank and Pioneer.  Upon request from time to time by the Agent, but in no event not more than once in every twelve (12) month period commencing upon the date MidCountry Bank begins performing services under the Lending Agreement for the Agent, MidCountry Bank shall, upon the request of the Agent, provide the Agent with such information as it may reasonably request to determine the basis upon which MidCountry Bank has calculated its actual cost of providing services to the Agent under the Lending Agreement.

(b)                                 transfer possession and use of the Daybreak system, or other system or systems being used by MidCountry Bank if the Daybreak system is not then in use, and all hardware and software associated with it and all documents, instruments and records pertaining to outstanding notes securing payment of Senior Debt to the Agent or its designee at the expense of the Agent, and allow the Agent to employ or otherwise use the services of all of MidCountry Bank’s employees working in the Pioneer Military Lending Division of MidCountry Bank and which are reasonably necessary, in the judgment of the Agent, to service and collect outstanding notes securing payment of Senior Debt to be employed by the Agent or its designee; and/or

(c)                                  cooperate with the Agent to the extent reasonably requested in the sale or transfer of all or any part of the outstanding Customer Notes securing payment of Senior Debt to one or more third parties.  For purposes of Section 11.2(ii) of the Lending Agreement, Pioneer hereby agrees that any and all rights given to MidCountry Bank in Section 7(a) of this Agreement shall be given to the Agent, or its designee including MidCountry Bank, for a period extending until all Customer Notes securing payment of Senior Debt have been collected or, in the judgment of the Agent, be deemed to be uncollectible.

If MidCountry Bank performs loan maintenance and collection services at the request of the Agent pursuant to Section 11.2(ii) of the Lending Agreement, MidCountry Bank hereby agrees that the Agent shall have the same indemnity protection which is provided to Pioneer in Section 6 of this Agreement and the fees set forth in Exhibit A attached hereto shall not apply.  The foregoing provisions shall apply and not be affected by the termination of this Agreement.

If the Agent elects to proceed pursuant to Section 11.2(ii) of the Lending Agreement, MidCountry Bank shall have no obligation to maintain the Daybreak system, or other system or systems being used by MidCountry Bank if the Daybreak system is not then in use, and hardware, software, documents, or instruments associated with it after such one (1) year period or such shorter period if the Agent selects a shorter period, unless otherwise agreed in writing between MidCountry Bank and the Agent.  MidCountry Bank agrees to cooperate with the Agent to effect a smooth transition of such services and the Daybreak system, or other system or systems being used by MidCountry Bank if the Daybreak system is not then in use and related items described in the immediately preceding sentence to the Agent or its designee at the end of the period described in the immediately preceding sentence.

9.                                      Amendments

This Agreement may not be amended except in writing with the written consent of MidCountry Bank, Pioneer and Agent or its successor as Agent under the Lending Agreement and the Required Banks.

10.                               Miscellaneous

MidCountry Bank shall not be deemed to be in default of any provision of this Agreement or be liable for any delay, failure of performance or interruption of the provision of Services to Pioneer or Agent resulting solely from any event of force majeure.  This Agreement is made under and will be governed by and construed in accordance with the laws of the State of Nevada and applicable federal laws and regulations.  Exclusive venue for all disputes arising out of or relating to this Agreement shall be the state and federal courts in Nevada and each party irrevocably consents to such personal jurisdictions and waives all objections thereto.  The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.  No party may sell, assign or transfer its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of the other parties, and any attempted assignment or delegation without such consent will be void; provided, however, if MidCountry Bank is performing Services for the Agent pursuant to Section 8 hereof, the Agent, upon prior notice to MidCountry Bank and Pioneer, may assign all of its rights hereunder to any person or entity at the direction of the Required Banks (as such term is defined in the Lending Agreement) and upon any such assignment the assignee will be entitled to all of the rights previously provided to the Agent hereunder.  All notices, demands, requests or other communications required or permitted under this Agreement shall be deemed given when delivered personally to the last known address of each party hereto, sent by facsimile to the last known address of each party hereto upon confirmation, sent and received by return receipt e-mail to the last known address of each party hereto, or upon receipt of delivery to the last known address of each party hereto of overnight mail.  MidCountry Bank, Pioneer and Agent are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between MidCountry Bank, Pioneer or Agent.  None of MidCountry Bank, Pioneer or Agent will have any power to bind the other or incur obligations on another’s behalf without the other’s prior written consent, except as otherwise expressly provided herein. Except as expressly provided in this Agreement, this Agreement may be changed only by a written document signed by authorized representatives of MidCountry Bank, Pioneer and Agent.

This Agreement amends and restates in its entirety those certain Loan Sale and Master Services Agreements dated June 1, 2007, June 12, 2009 and July 19, 2011, as previously amended.

[SIGNATURE PAGE TO FOLLOW]

The authorized officers of MidCountry Bank, Pioneer and the Agent hereby execute this Agreement as of the Effective Date.

MIDCOUNTRY BANK, BY AND THROUGH ITS PIONEER MILITARY LENDING DIVISION	UMB BANK, N.A., AS AGENT

By:	By:
Name:	Name:
Title:	Title:

PIONEER FINANCIAL SERVICES, INC.	PIONEER SERVICES SALES FINANCE, INC.

By:	By:
Name:	Name:
Title:	Title:

PSLF, INC.	PIONEER FUNDING, INC.

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

Fees for Services

Phase I

For the period April 1, 2013 to March 31, 2014

1.                          Annual Relationship Fee

An annual fee of $33.86 for each loan and retail installment contract in the Customer’s portfolio on the last day of each fiscal year.  The fee is intended to fairly reimburse the Bank for the costs associated with maintaining its customers’ relationships and it will be paid in equal monthly installments beginning on the 5th day after the Effective Date and on the 5th business day of each month thereafter.  The fee for the partial first year will be prorated and based on the Customer’s portfolio on the day before the Effective Date.  This fee  may be adjusted annually on the basis of the annual increase or decrease in the Consumer Price Index.

2.                          Loan Origination Reimbursement Fee

A fee of $30.00 for each loan (not including retail installment contracts) originated by the Bank and purchased by Funding.  The fee is intended to fairly reimburse the Bank for the costs associated with its loan organization expenses and it will be paid at the time of loan purchase.  This fee may be adjusted annually on the basis of the annual increase or decrease in the Bank’s FAS 91 cost analysis.

3.                          Servicing Fee

A servicing fee in an amount equal to 8.14% of the outstanding principal balance of the Customers’ Loans serviced as of the last day of  the prior month end.  The fee will be paid on or before the 5th business day of the following month.  The Bank will retain certain ancillary product revenue, including late charges and NSF fees.  This fee may be adjusted annually on the basis of the annual increase or decrease in the Consumer Price Index.

Phase II

For the period after April 1, 2014

1.                          Loan Origination Reimbursement Fee

A fee of $30.00 for each loan (not including retail installment contracts) originated by the Bank and purchased by Funding.  The fee is intended to fairly reimburse the Bank for the costs associated with its loan organization expenses and it will be paid at the time of loan purchase.  This fee may be adjusted annually on the basis of the annual increase or decrease in the Bank’s FAS 91 cost analysis.

2.                                      Annual Base Fee

An annual fee of $500,000 will be paid to the Bank in twelve (12) equal monthly installments each due on or before the 5th business day of each month of the year. This fee is intended to fairly reimburse the Bank for the servicing costs associated with maintaining its customers’ relationships.  The fee for the partial first year will be prorated starting on March 31, 2014.  This fee may be adjusted annually on the basis of the annual increase or decrease in the Consumer Price Index.

3.                          Servicing Fee

A servicing fee in an amount equal to 5.14% of the outstanding principal balance of the Customers’ Loans serviced as of the last day of each fiscal month.  The fee will be paid on or before the 5th business day of the following month.  The Bank will retain a portion of ancillary product revenue, including late charges and NSF fees.  This fee may be adjusted annually on the basis of the annual increase or decrease in the Consumer Price Index.

4.                          Special Services Fee

A monthly fee shall be paid to the Bank for services rendered in specific areas that are not included in the Loan Sale and Master Services Agreement at a rate of 125% of cost based on the cost of such services as determined in the prior year fiscal year end unless the cost of such services have materially changed since the prior fiscal year end.  Examples of these costs  may include but are not limited to Loan Production Office Management, special collections strategies, special marketing campaigns.

SCHEDULE B

EXHIBIT Y

Expense Sharing Agreement

This EXPENSE SHARING AGREEMENT (this “Agreement”) is made between MidCountry Financial Corp. (“MCFC”) and its subsidiaries MidCountry Bank and its subsidiaries (collectively, the “Bank”), Pioneer Financial Services, Inc. and its subsidiaries (collectively, “PFS”) and Heights Finance Holding Co. and its subsidiaries (collectively, “Heights”) and the other affiliated entities which are signatories hereto (Bank, PFS, Heights and such other entities collectively, the “Subsidiaries”) is made effective as of June 21, 2013 (the “Effective Date”).  MCFC and the Subsidiaries are referred to collectively as the “Parties” and individually as a “Party.”

1.                                      OBJECTIVES

The purpose of this Agreement is to document the agreement among MCFC and the Subsidiaries regarding the sharing of expenses among the Parties and the reimbursement to be paid to MCFC by its subsidiaries to compensate MCFC for time spent by its officers and team members in providing services to the Subsidiaries as well as services provided by the Subsidiaries to each other.

2.                                      EXPENSE SHARING METHODOLOGY

MCFC provides support services to the Subsidiaries and the Subsidiaries provide services to MCFC and to each other.  Three reimbursement methods are used for expenses, including:

(a)                                 Direct Expenses.  Direct expenses incurred by MCFC or any of the Subsidiaries will be borne by the Party or Parties that incurred the expense and/or benefited from goods and/or services attributable to such expense.  Direct expenses are expenses that can be specifically identified to a Party, yet are paid centrally, usually at the MCFC level.  Direct expenses will be charged to the appropriate Party at the time the expense is paid or incurred.  For example, external audit expenses, payroll expenses, and other similar directly charged expenses are considered direct expenses.  These expenses are generally paid through the monthly intercompany transaction process for reimbursement/expense.

(b)                                 Direct Cost Allocations.  Direct cost allocations are expenses that are incurred for the benefit of MCFC or the Subsidiaries that are not direct expenses.  They are considered cost reimbursements and will be based on the estimated use of services using a reliable indicator of such cost (e.g., hours spent based on historical information, number of tax returns prepared, headcount, space utilized, etc.).  Since exact costs may not be able to be determined at the time of the reimbursement or at the time budgets are prepared, costs will be allocated based on the most accurate information available with an emphasis on fairness and accuracy, and based on what reasonable third parties would agree is a reasonable cost allocation of mutually borne costs. For example, internal audit expenses, which would be charged to the Subsidiaries based on hours of time incurred on that Party’s behalf, are considered direct cost allocations.

(c)                                  Indirect Cost Allocations.  The indirect cost allocation represents a reimbursement of the expenses incurred for the benefit of all the Parties and are not specifically identifiable with an allocation methodology.  For example, corporate legal expenses and executive expenses are considered indirect cost allocation items.  The indirect cost allocations will be allocated to the Subsidiaries based on relative investment at the time of each true up calculation.

(d)                                 Non-reimbursable Expenses.  Certain expenses incurred by MCFC will not result in reimbursement or allocation to subsidiaries.  Non-reimbursable expenses include, but are not limited to:

(i)                                     Interest expense;

(ii)                                  Dividends declared or paid;

(iii)                               Aircraft costs;

(iv)                              Costs associated with capital offerings;

(v)                                 Costs related to items that reimbursement is not permitted or discouraged under applicable regulations; and

(vi)                              Other costs that can be segregated from subsidiary activity or cannot be logically allocated to subsidiary activity, or are related to those activities discussed immediately above.

(e)                                  True-up of Estimated Expenses.  To the extent appropriate and reasonable, and to the extent reimbursements are made based upon estimates or other allocation methodologies that would lend themselves to update for improved accuracy, and based on additional information obtained after the allocation is made, there will be a periodic true-up of the expenses.  This true-up will occur on a quarterly basis.  Each month, MCFC will request reimbursement for certain expenses incurred based on budgeted amounts.  The quarterly true-up will take place mid-quarter, based on the previous three months actual results.  For example, MCFC would settle in March based on December, January and February actuals.  Thus, in any one quarter there would only be one month of estimated reimbursement reported based on budgeted amounts.  This calculation can result in either a reduction or increase in the scheduled reimbursement amount.

(f)                                   Limits on Fees, Allocations and Direct Expenses.  None of the Parties will allocate, pay or reimburse fees or expenses, or accept payment thereof, in amounts which exceed the maximum amounts, if any, permitted to be allocated, reimbursed or paid by such Party’s lending agreements with its senior or secured lender (a “Senior Lending Agreement”).

3.                                      MCFC SERVICES

(a)                                 Services.  The services provided by MCFC and reimbursed by direct cost allocation will not be in excess of the expense charged by a third party to provide similar services.  In order to ensure the expense for these services does not exceed the expense of a third party, MCFC will monitor compensation and overhead costs for the individuals providing such services compared to the current job market through compensation surveys, as well as utilizing third party cost comparisons for non-compensation related expenses.  When appropriate, MCFC and/or the Subsidiaries will solicit third party bids to support the expense reimbursements and the market comparability.  Finally, as part of the annual budgeting process the Parties will review the cost structures and allocation methodologies to ensure that the Bank is not treated less favorably than the non-Bank affiliates, and the expense reimbursements of the Bank are not in excess of the market value for similar services.  This can include the use of third parties as well as internal valuation analysis.

Services provided by MCFC will include but are not limited to:

(i)                                     Strategic planning guidance and execution;

(ii)                                  Oversight over the loan and lease portfolios to include operational credit risk management, loan underwriting review, loan approval in certain circumstances and portfolio management;

(iii)                               Loan review services;

(iv)                              Internal audit services;

(v)                                 Risk management services;

(vi)                              SOX compliance services;

(vii)                           Regulatory compliance support, monitoring and training;

(viii)                        Tax department services;

(ix)                              Information technology services;

(x)                                 Legal services;

(xi)                              Mergers and acquisition support services;

(xii)                           Oversight of administrative and operational responsibilities and organization that benefit from a centralized approach for the Parties, including Information Technology and Human Resources; and

(xiii)                        Financial management oversight to include investment and pricing strategies, financial reporting, coordination of external audit activities, accounting research and other accounting activities.

(b)                                 Responsibility Centers.  MCFC is organized into responsibility centers (“RCs”) to facilitate the tracking and the allocation of expenses among the Subsidiaries.  MCFC assesses a scheduled monthly reimbursement that includes compensation costs for the identified team members and certain other non-interest expenses.  These costs and expenses will generally be described as directly allocated costs.  The RCs subject to direct cost allocation include:

(i)                                    Human Resources.  Human Resources administers the payroll system, health insurance plans, performance appraisal system, incentive compensation plan, long-term incentive plan, team member relations, and training programs for the Parties.  The allocation methodology used for their reimbursement is headcount.  Human Resources expenses are generally directly related to the number of team members, thus this allocation method is deemed the most accurate and supportable.

(ii)                                Information Technology (IT).  IT provides oversight of the Parties’ technology plans.  This includes strategic planning, system standardization and information security, as well as management of the Subsidiaries’ IT managers.  The expense reimbursement methodology is based on estimated costs incurred by the applicable Party.

(iii)                            Corporate Finance.  Corporate Finance provides oversight of the budgeting and forecasting processes, investment portfolio management assistance, valuation analysis (including goodwill impairment), stock valuations, acquisition research, financial modeling and assistance with valuing transactions.  The expense reimbursement methodology is based on estimated time spent and costs incurred by the applicable Party.

(iv)                             Corporate Tax.  Corporate Tax provides tax planning, research and tax accounting assistance for the Parties, as well as coordinates the preparation of the federal and state income tax returns, prepares estimated tax payments, and calculates the entity-wide and subsidiary level tax provisions.  The allocation methodology utilized for the expense reimbursement is based on the percentage of time spent on preparing the applicable Party’s income tax returns.

(v)                                 Corporate Accounting.  Corporate Accounting assists in accounting research, including regulatory and financial reporting, coordinates the external audits, prepares the financials for the board of directors, coordinates consistent accounting treatment among the Parties, and assists with accounting for transactions.  The expense reimbursement methodology is based on estimated time spent and costs incurred by applicable Party.

(vi)                             Risk Management.  Risk management coordinates Loan Review, and Compliance for each Party.  They also coordinate risk assessments and oversee SOX compliance and related internal control assessments and best practice improvements.  The expense reimbursement method is based on number of hours incurred by the applicable Party.

(vii)                         Internal Audit.  Internal audit provides internal audit services for the Parties.  The expense reimbursement method is based on number of hours incurred by the applicable Party.

(viii)                     Loan Review.  Loan review provides loan and lease review services for the Parties.  The expense reimbursement method is based on number of hours incurred by the applicable Party.

(ix)                             Compliance.  Compliance provides regulatory compliance services for the Parties.  The expense reimbursement method is based on number of hours incurred by the applicable Party.

(c)                                  Indirect Cost Allocations.  The indirect cost allocation described in Section 2(c) above is calculated based on MCFC’s relative investment, at the time the calculation is performed, in the Subsidiaries and includes a part of the expenses allocated to MCFC through the direct cost allocations as well as the Executive and Legal RC level expenses.  The services provided include strategic planning, legal services and oversight of general corporate matters, as well as management and oversight of the services provided and reimbursed through the direct cost allocations.  For the detailed calculations of the indirect cost allocation, see Schedule A attached hereto, which provides the direct cost allocations and the indirect cost allocation utilized for budget purposes.  No Party to this Agreement shall pay or receive any indirect cost allocation in an amount which would violate, or exceed the maximum amount permitted to be paid under, the terms of such Party’s Senior Lending Agreement.

4.             SUBSIDIARY SERVICES

Subsidiaries provide services to MCFC as well as to the other Subsidiaries.  These services may include rental of office space, IT support and servicing of loans and leases, as well as other services that are in their normal and customary course of business.  The reimbursement methodology for the expenses is generally as follows:

(a)           Rent.  Rent is based on physical space used (or requested) by department in each Subsidiary facility.  Common areas are allocated and added in to arrive at a total allocation percent that is applied against all of the related facility expense items.  These expense items may include, but are not limited to:  rent, leasehold depreciation, maintenance, utilities, real estate taxes, janitorial, service contracts, leased equipment, wide area network expenses, office and printing supplies, telephone costs, and postage.  The expenses are reimbursed based on actual expenses incurred or estimated to be incurred on a monthly basis.

(b)           IT Expense.  The IT expense allocation percentage is based on the ratio of full time employees (“FTEs”) per Party serviced to total FTEs serviced by the IT Department.  The expense items may include, but are not limited to:  compensation and benefits for related personnel, maintenance supplies, utilities, real estate taxes, rent, depreciation (FF&E only), janitorial, communications expense, hardware and software service contracts, and wide area network expenses.  These expenses are reimbursed monthly based on budgeted numbers.  The quarterly true-up of estimated expenses process will also occur regarding these expenses as outlined above.

(c)           Servicing of Loans and Leases.  The servicing of loans and leases is reimbursed according to a servicing agreement negotiated between the Bank and the respective Party.  Each servicing agreement is negotiated at arms-length, and at renewal, a third party and/or internal analysis for a fair value opinion regarding the terms of the services is provided.  The internal analysis, if used, utilizes the same methodology as the third party analysis and is externally comparable.

(d)           Compensation and Benefits.  The compensation of officers of the Subsidiaries that provide services to MCFC is reimbursed based on the number of hours spent on MCFC business.   Compensation of Subsidiary team members that provide services to other Subsidiaries is generally covered in the respective servicing agreements.

5.             MISCELLANEOUS

(a)           Term.  The term of this Agreement will begin on the Effective Date.  This Agreement will be reviewed and a one-year extension will be approved, subject to amendment, by the Boards of Directors of MCFC and the Bank on an annual basis.

(b)           Entire Agreement.  This Agreement contains the entire understanding of the Parties with respect to expense sharing.  No alteration, amendment or modification shall be valid unless made by instrument signed in writing by an authorized officer of each Party.

(c)           Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of each Party and its respective successors and assigns, to the extent it is not contrary to the laws of any jurisdiction that governs any of the Parties.

(d)           Third Party Beneficiaries.  This Agreement is not intended to benefit any person other than the Parties hereto and each of their respective successors and assigns.

(e)           Governing Law.  This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Georgia (without regard to conflict of laws principles under which the laws of another state may apply).

(f)            Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)           Headings.  The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

(h)           Notice.  Any notice or other communication required or permitted under this Agreement shall be in writing.  Any such notice or communication shall be effective and be deemed to have been given as of the date delivered or mailed, as the case may be.

[Signatures on following page.]

IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement on the date as set forth above.

MidCountry Financial Corp.

By:
Name:
Title:

MidCountry Bank

By:
Name:
Title:

Pioneer Financial Services, Inc.

By:
Name:
Title:

Heights Finance Holding Co.

By:
Name:
Title:

MidCountry Holding, LLC

By:
Name:
Title:

Macon Transportation, LLC

By:
Name:
Title:

SCHEDULE C

EXHIBIT A

SECURED AMORTIZING NOTE

PIONEER FINANCIAL SERVICES, INC.

AND CERTAIN SUBSIDIARIES

SENIOR NOTE

$ and interest	,

FOR VALUE RECEIVED, each of the undersigned, jointly and severally, promise to pay                              (“Bank”) at its main office, or to its order, the principal sum of                              Dollars, together with interest on the unpaid principal balance from the date of this note until paid, at the rate of                              percent per annum.  This note shall be payable as follows: (i) For the period commencing with the date of this note and extending to                             , accrued interest only is payable monthly at the above rate, on the 10th day of each month, and (ii) for the period commencing                             , principal and interest shall be payable, in                              consecutive monthly installments of                              Dollars ($                            ) each, the first to become due on                              and on the 10th day of each month thereafter until the indebtedness evidenced by this note is fully paid; provided, however, the final maturity date of this note shall be                             .  Any amount not paid when due shall thereafter bear interest until paid at the rate herein before specified, plus two percent per annum.  Unless Bank, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder.  Interest hereunder shall be computed on the basis of days elapsed and assuming a 360-day year.

Unless otherwise defined herein, all terms defined or referenced in that certain Secured Senior Lending Agreement dated as of June 12, 2009 (the “Lending Agreement”) among each of the undersigned, the Banks, and certain other financial institutions, will have the same meanings herein as therein.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY NON-VOTING BANK (AS DEFINED IN THE LENDING AGREEMENT) GRANT ANY PARTICIPATION INTEREST IN THIS NOTE OR IN ANY OTHER OBLIGATION OF THE UNDERSIGNED BORROWERS TO ANY OTHER LENDER.

This Note is the “Note” referred to in the “Credit Facility Letter” dated                             ,                             , and is one of the Amortizing Notes referred to in the Lending Agreement, reference to which is made for a complete statement of all terms and conditions applicable to this Note which are hereby incorporated by reference.  Payment of this Note is secured by the Collateral as defined in the Lending Agreement.

The makers, endorsers, sureties and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment.  Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for the payment of this obligation.  Any such extension or release may be made without notice to any such party and without discharging such party’s liability hereunder.

PIONEER FUNDING, INC., a Nevada	PIONEER FINANCIAL SERVICES, INC.
Corporation (“Maker”)	a Missouri Corporation (“Maker”)

By:	By:
Name:	Name:
Title:	Title:
4700 Belleview, Suite 300
Kansas City, MO 64112
Tax Identification No. 44-0607504

PSLF, INC., a Missouri corporation	PIONEER SERVICES SALE FINANCE, INC.,
(“Maker”)	a Nevada Corporation (“Maker”)

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE D

EXHIBIT I

SECURED REVOLVING GRID NOTE

PIONEER FINANCIAL SERVICES, INC.
and certain subsidiaries

senior note

$ and interest	,

ON DEMAND, for value received, each of the undersigned jointly and severally, promise to pay to                              (hereinafter called “Bank”) or to its order at its main office, the principal amount of                              Dollars ($                            ) or such other lesser amount as shall be noted on the Schedule of Disbursements and Payments of Principal included herein or attached hereto pursuant to the authority set forth herein, together with interest on the unpaid principal balance hereof from time to time outstanding from date(s) of disbursement(s) until paid, at the prime rate of interest as reported from time to time under Money Rates in The Wall Street Journal, adjusted daily; provided, however, notwithstanding the foregoing, the minimum interest rate per annum shall at all times be not less than Four Percent (4%) with all interest calculated and payable monthly in arrears on the tenth (10th) day of each month, based on the prior month-end balance.  Unless Bank, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal amount due hereunder.  This note shall bear interest after maturity, whether by reason of acceleration or otherwise, at a rate of interest equal to two percent (2%) in excess of the rate stated above until paid in full, and such interest shall be compounded annually if not paid annually.  Any part of the outstanding principal balance hereof may be paid prior to maturity and if less than the full amount due hereunder is paid, the undersigned may from time to time until maturity receive, but the Bank has no commitment to make, further disbursements hereunder; provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this Note; and provided further, that each and every disbursement made under this Secured Revolving Grid Note shall be at the Bank’s sole discretion.  In the event the undersigned pays any part of the principal balance hereof prior to maturity or, in accordance with the terms hereof and receives any additional disbursements of principal hereunder, the principal amount due hereunder shall presumptively be the last amount stated to be the Unpaid Principal Balance of Note on the Schedule of Disbursements and Payments of Principal, and the undersigned hereby authorize(s) the Bank to make notations on the Schedule of Disbursements and Payments of Principal (or Bank’s computer-generated grid) from time to time to evidence payments and disbursements hereunder.

Interest hereunder shall be computed on the basis of days elapsed and assuming a 360-day year.

Unless otherwise defined herein, all terms defined or referenced in that certain Secured Senior Lending Agreement dated as of June 12, 2009, as amended (the “Lending Agreement”) among each of the undersigned, the Banks, and certain other financial institutions, will have the same meanings herein as therein.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY NON-VOTING BANK (AS DEFINED IN THE LENDING AGREEMENT) GRANT ANY PARTICIPATION INTEREST IN THIS NOTE OR IN ANY OTHER OBLIGATION OF THE UNDERSIGNED BORROWERS TO ANY OTHER LENDER.

If any of said installments, or any part thereof, is not paid when due and remains unpaid after proper notice thereof, as required by the Lending Agreement, is given by Bank to each of the undersigned and any applicable cure period has expired, then the entire indebtedness then remaining unpaid shall, at the option of the holder hereof, and without further notice of demand, become immediately due and payable, subject to the terms of the Lending Agreement described above.  Any amount not so paid or after the occurrence of an Event of Default as defined in the Lending Agreement described below shall thereafter bear interest until paid at the rate hereinbefore specified, plus two percent per annum.  Unless Bank, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder.  Any part of the outstanding principal balance hereof may be paid prior to Demand without penalty, and if less than the principal sum stated above is outstanding, the undersigned, may from time to time until Demand receive, but the Bank has no commitment to make, further disbursements hereunder; provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this Note; and provided further, that each and every disbursement made under this Revolving Grid Note shall be at the Bank’s sole discretion.  All advances made by Bank to the undersigned and all principal and interest payments thereon shall be recorded on the Schedule of Disbursements and Payments of Principal attached hereto; provided, however, that the failure to make such notation shall not affect the obligation of each of the undersigned to repay the outstanding principal amount of, together with interest on, any advances made by the Bank to the undersigned pursuant to the Senior Lending Agreement described below; and Bank is hereby unilaterally authorized to make such notations thereon.  The amounts recorded shall be presumptive evidence of the outstanding principal balance of this Revolving Grid Note.

This Note is a “Note” referred to in the “Credit Facility Letter” dated                             ,                             , and is one of the Secured Revolving Grid Notes referred to in the Lending Agreement among each of the undersigned, the Bank, and certain other financial institutions reference to which is hereby made for a complete statement of all terms and conditions applicable to this Note which are hereby incorporated by reference.

The makers, endorsers, sureties and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment.  Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for the payment of this obligation.  Any such extension or release may be made without notice to any such party and without discharging such party’s liability hereunder.

PIONEER FUNDING, INC., a Nevada	PIONEER FINANCIAL SERVICES, INC.
Corporation	a Missouri Corporation

By:	By:
Name:	Name:
Title:	Title:
4700 Belleview, Suite 300
Kansas City, MO 64112
Tax Identification No. 44-0607504

PSLF, INC., a Missouri corporation	PIONEER SERVICES SALE FINANCE, INC.,
a Nevada Corporation

By:	By:
Name:	Name:
Title:	Title:

Schedule of Disbursements and Payments of Principal

PIONEER FINANCIAL SERVICES, INC.

a Missouri corporation

and certain subsidiaries

DATE	DATE INTEREST PAID TO	INTEREST RATE	INTEREST PAID	AMOUNT OF PRINCIPAL DISBURSEMENT	AMOUNT OF PRINCIPAL PAYMENT	UNPAID PRINCIPAL BALANCE	DISBURSEMENT APPROVED BY